Exhibit 24.1



                    CONSENT OF SILVER FREEDMAN & TAFF, L.L.P.


         We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form S-1 filed by Hudson River Bancorp, Inc., Hudson, New York, and all amendments thereto; in the Form H-(e)l-S for Hudson River Bancorp, Inc., and all amendments thereto; and in the Application for Conversion on Form 86-AC filed by The Hudson City Savings Institution (the "Bank"), and all amendments thereto, and in the Notice and Application for the Hudson City Savings Institution filed with the Federal Deposit Insurance Corporation and all amendments thereto, relating to the conversion of the Bank from a New York State chartered mutual savings bank to a New York State chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to Hudson River Bancorp, Inc., a holding company formed for such purpose, and the offering of Hudson River Bancorp, Inc.'s common stock.


                                    /s/SILVER, FREEDMAN & TAFF, L.L.P.

                                    SILVER, FREEDMAN & TAFF, L.L.P.